Exhibit 10.32

AMENDMENT TO

SUBORDINATION LOAN AGREEMENT

AND PROMISSORY NOTE

DATED JUNE 30, 2004

BY AND BETWEEN

GERALD HIRSCH

AND

FCSTONE, LLC (BORROWER)

IN THE AMOUNT OF $500,000.00

ORIGINALLY MATURING JUNE 30, 2005

We, the undersigned, being all of the parties to the above described Subordinated Loan Agreement (“Agreement”) and Promissory Note (“Note”) related thereto, hereby mutually agree and consent to amend said Agreement and Note as follows:

Effective June 30, 2006, the Maturity Date on the above mentioned Agreement and Note shall be extended to June 30, 2007.

All other terms, provisions and conditions of the above mentioned Agreement and Note shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF, the undersigned place their respective signatures on this May 15, 2006.

FCStone, LLC

By:	/s/ Clarence C. Delbridge	/s/ Gerald Hirsch
	Clarence C. Delbridge Executive Vice President	Gerald Hirsch